Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Beyond Air, Inc. on Form S-8, of our report dated June 10, 2021 with respect to the consolidated financial statements of Beyond Air, Inc. as of March 31, 2021 and for the year then ended.

/s/ Friedman LLP

June 30, 2021

East Hanover, New Jersey